UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2007

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 24, 1997, the Company signed a Note Purchase Agreement authorizing the issuance and sale of $20.0 million of 7.20 percent Senior Notes, Series A, and $15.0 million of 7.27 percent Senior Notes, Series B (collectively, the Notes), in a private offering with certain financial institutions. The Company made its scheduled payment of $4.0 million in February 2007 which included the final payment for the Series A Senior Notes.

On August 24, 2007, the Company voluntarily pre-paid an additional $5.0 million for the Series B Senior Notes. With this pre-payment, the outstanding principal balance relating to the Notes was extinguished. Prior to this pre-payment, regular annual payments of $1.0 million were scheduled to be made for the Series B Senior Notes in each year from 2008 through 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: August 29, 2007	By:	/s/ Kathy C. Heilig
Kathy C. Heilig
Chief Accounting Officer and Controller

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